Exhibit 10(b)

Summary of Compensation for Sumner M. Redstone, Chairman Emeritus

As previously disclosed, on February 2, 2016, Sumner M. Redstone resigned from his position as Executive Chairman of the Board of Directors (the “Board”) of CBS Corporation (the “Company”), and on February 3, 2016, the Board appointed Mr. Redstone to the position of Chairman Emeritus. In connection with this appointment, Mr. Redstone will continue his employment with the Company as an at-will employee and will continue to serve as a director of the Company. In addition, the Compensation Committee of the Board approved a new compensation arrangement with Mr. Redstone as follows:

•                 Mr. Redstone will receive an annual payment of $1 million, payable in accordance with the Company’s customary payroll practices, for his continuing role with the Company as Chairman Emeritus who will be available for advice and consultation, and in recognition of many years of leadership as Executive Chairman of the Board and his significant historical contributions to the Company during his previous executive positions.

•                 Mr. Redstone will continue to be eligible to participate in the Company-sponsored benefits and deferred compensation programs and other benefits, including indemnification and life insurance during his employment, that were previously available to him under his prior employment agreement.

A copy of Mr. Redstone’s prior employment agreement dated December 29, 2005 has been filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 30, 2005; a copy of the letter agreement dated March 13, 2007 amending the prior employment agreement has been filed with the Securities and Exchange Commission as Exhibit 10 to the Company’s Current Report on Form 8-K filed March 16, 2007; and a copy of the letter agreement dated December 10, 2008 further amending the prior employment agreement has been filed with the Securities and Exchange Commission as Exhibit 10(m) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.